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                                                                   Exhibit 10.23
Bank of America

                                                          Amendment to Documents

                  AMENDMENT NO. 3 TO BUSINESS LOAN AGREEMENT

   This Amendment No. 3 (the "Amendment") dated as of 3/29, 1999, is between
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Bank of America National Trust and Savings Association (the "Bank") and
Variflex, Inc. (the "Borrower").

                                   RECITALS
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   A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of January 23, 1998, as previously amended (the "Agreement)

   B. The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
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   1. Definitions.   Capitalized terms used but not defined in this Amendment
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shall have the meaning given to them in the Agreement.

   2. Amendments.   The Agreement is hereby amended as follows:
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      2.1 In Paragraph 1.1(a) of the Agreement, the amount "Six Million Five
          Hundred Thousand Dollars ($6,500,000)" is substituted for the amount "Seven Million Five Hundred Thousand Dollars ($7,500,000)."

      2.2 In Paragraph 1.2 of the Agreement, the date "December 31, 1999" is substituted for the date "March 31, 1999."

      2.3 In Paragraph 1.3 of the Agreement, the phrase "120 days beyond the Expiration Date" is substituted for the phrase "90 days beyond the Expiration Date."

      2.4 Paragraph 6.2 of the Agreement is amended to read in its entirety as follows:

          "6.2 Use of Proceeds - Ineligible Securities. Not to use any portion of the proceeds of the credit to purchase during the underwriting period, or for thirty days thereafter, Ineligible Securities underwritten by NationsBanc Montgomery Securities LLC. NationsBanc Montgomery Securities LLC is a wholly-owned subsidiary of BankAmerica Corporation, and is a registered broker-dealer which is permitted to underwrite and deal in certain Ineligible Securities. 'Ineligible Securities' means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended. The restrictions of this paragraph shall also cover Ineligible Securities underwritten by any other present or future subsidiary of BankAmerica Corporation which underwrites Ineligible Securities."

      2.5 In Paragraph 6.3(d) of the Agreement, "month end" is substituted for "quarter end."

      2.6 Paragraph 6.4 of the Agreement is amended to read in its entirety as follows:

          "6.4 Tangible Net Worth. To maintain tangible net worth equal to at least Twenty Five Million Dollars ($25,000,000). 'Tangible Net Worth' means the gross book value of the Borrower's assets (excluding goodwill not generated by an acquisition, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles not generated by an acquisition) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets."

      2.7 In Paragraph 6.6 of the Agreement, "Thirteen Million Dollars ($13,000,000) is substituted for "Ten Million Dollars ($10,000,000)."

   3.  Representations and Warranties.  When the Borrower signs this Amendment,
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the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrowers organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

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   4. Effect of Amendment.  Except as provided in this Amendment, all of the
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terms and conditions of the Agreement shall remain in full force and effect.

   This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America                                    Variflex, Inc.
National Trust and Savings Association


    /s/ Timothy J. Egan                                /s/ Roger M. Wasserman
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By: Timothy J. Egan, Vice President                By: Roger M. Wasserman
                                                       Chief Financial Officer

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